UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2009

MONTEREY GOURMET FOODS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11777	77-0227341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1528 Moffett Street

Salinas, California 93905

(Address of principal executive office, including zip code)

(Registrant’s telephone number, including area code): (831) 753-6262

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 14, 2009, a putative class action entitled James Carrazza v. Monterey Gourmet Foods, Inc., et al.,. C.A. No. 4992-CC, was filed in the Court of Chancery in Delaware. The defendants are Monterey Gourmet Foods, Inc., a Delaware corporation (the “Company”), and the members of the board of directors of the Company (together with the Company, the “Monterey Defendants”), and Pulmuone U.S.A., Inc., a California corporation (“Parent”), and Pulmuone Cornerstone Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser,” and together with Parent, the “Pulmuone Defendants”). This action alleges that the Monterey Defendants breached their fiduciary duties to Company stockholders by entering into the Agreement and Plan of Merger, dated as of October 8, 2009, by and among Parent, Purchaser and the Company (the “Merger Agreement”), pursuant to which, among other things, on November 10, 2009, Purchaser commenced a tender offer (the “Offer”) for all of the Company’s outstanding shares of common stock, par value $0.001 per share, at a purchase price of $2.70 per share in cash, without interest (less any applicable withholding taxes), and upon successful completion of the Offer, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The suit further alleges that the Pulmuone Defendants aided and abetted those breaches of fiduciary duties. The Monterey Defendants filed an Answer on November 16, 2009, denying liability and asserting affirmative defenses.

On October 16, 2009, a putative class action entitled Georg Thurmann, et al. v. Eric Eddings, et al., Case No. M101914, was filed in the Superior Court of California, in and for Monterey County, alleging that the Monterey Defendants breached their fiduciary duties to Company stockholders by entering into the Merger Agreement and that the Pulmuone Defendants aided and abetted those breaches of fiduciary duties. On November 12, 2009, the plaintiff in this suit filed an amended complaint repeating the earlier allegations and adding allegations that the Monterey Defendants’ disclosures respecting the Merger Agreement and the Offer and the Merger were deficient and in violation of the law of an unspecified state. On November 16, 2009 and November 17, 2009, the Monterey Defendants and the Pulmuone Defendants respectively filed Demurrers or, In the Alternative, Motions to Stay, asserting that plaintiffs’ claims were precluded by the federal Securities Litigation Uniform Standards Act (“SLUSA”) or, in the alternative, should be stayed in favor the earlier-filed action in Delaware. On November 23, 2009, the plaintiff in this suit filed an Ex Parte Application seeking expedited discovery, and an order consolidating all three of the cases before the court (including this case, Filtsch (described below), and Figliozzi (described below)) and appointing plaintiff’s counsel and counsel for the plaintiffs in Filtsch as co-lead counsel for a putative class of Company stockholders. The court has not yet ruled on the Ex Parte Application. On November 28, 2009, counsel for the plaintiff indicated that he would file an amended complaint asserting that his client’s claims were governed by Delaware law. While the Company believes that the claims in this suit are without merit, the Company has provided supplemental disclosures in the Amendment No. 1 to Schedule 14D-9 filed with the Securities and Exchange Commission on December 1, 2009 by the Company (the “Amendment No. 1”) in an effort to moot any possible claim for injunctive relief and to avoid plaintiff’s continuing efforts to interfere with the consummation of the Offer and the Merger.

The First Amended Class Action Complaint, dated November 11, 2009, in Georg Thurmann, et al. v. Eric Eddings, et al., Case No. M101914, is attached hereto as Exhibit 99.1.

On November 3, 2009, a putative class action entitled Stephen Filtsch, Custodian FBO Stephen G. Filtsch, Jr. and Julie E. Filtsch v. Monterey Gourmet Foods, Inc., et al. Case No. M102250, was filed in the Superior Court of California, in and for Monterey County, alleging that the Monterey Defendants breached their fiduciary duties to Company stockholders by entering into the Merger Agreement and that the Pulmuone Defendants aided and abetted those breaches of fiduciary duties. On November 17, 2009, the Monterey Defendants and the Pulmuone Defendants filed Demurrers or, In the Alternative, Motions to Stay, asserting that plaintiffs’ claims were barred by SLUSA or, in the alternative, should be stayed in favor the earlier-filed action in Delaware. Plaintiff’s counsel joined in the motion of the plaintiff’s counsel in Thurmann to be appointed co-lead counsel for a putative class of Company stockholders.

The Class Action Complaint, dated November 3, 2009, in Stephen Filtsch, Custodian FBO Stephen G. Filtsch, Jr. and Julie E. Filtsch v. Monterey Gourmet Foods, Inc., et al. Case No. M102250, is attached hereto as Exhibit 99.2.

On November 12, 2009, a putative class action entitled Senio Figliozzi v. Eric Eddings, et al., Case No. M102427, was filed in the Superior Court of California, in and for Monterey County, alleging that the Monterey Defendants breached their fiduciary duties to Company stockholders by entering into the Merger Agreement and the Pulmuone Defendants aided and abetted those breaches of fiduciary duties. The plaintiff in this suit also claims that the Monterey Defendants’ disclosures respecting the Merger Agreement and the Offer and the Merger were deficient and in violation of the law of an unspecified state. On November 17, 2009, the Monterey Defendants and the Pulmuone Defendants filed Demurrers or, In the Alternative, Motions to Stay, asserting that plaintiffs’ claims were barred by SLUSA or, in the alternative, should be stayed in favor the earlier-filed action in Delaware. On November 19, 2009, the plaintiff in this suit filed an Ex Parte Application seeking expedited discovery. The Monterey Defendants and the Pulmuone Defendants responded on November 20, 2009, and the court set a hearing for November 25, 2009. At the hearing, the court denied the plaintiff’s Ex Parte Application, holding that the plaintiff’s claims were precluded by SLUSA. Also on November 25, 2009, the plaintiff in this suit filed an amended complaint asserting that these claims were governed by Delaware law. The plaintiff’s Ex Parte Application was refiled on November 30, 2009. While the Company believes that the claims in this suit are without merit, the Company has provided supplemental disclosures in the Amendment No. 1 in an effort to moot any possible claim for injunctive relief and to avoid plaintiff’s continuing efforts to interfere with the consummation of the Offer and the Merger.

The First Amended Class Action Complaint, dated November 25, 2009, in Senio Figliozzi v. Eric Eddings, et al., Case No. M102427, is attached hereto as Exhibit 99.3.

Among other relief, plaintiffs in each of these actions seek an order enjoining the Monterey Defendants and the Pulmuone Defendants from proceeding with the Offer and the Merger, as well as rescissionary damages, restitution, and attorneys’ fees. The Monterey Defendants believe that the claims asserted in each of these actions are without merit, continue to deny that any of them has committed any violation of law of any kind or engaged in any wrongful acts alleged in the above-referenced actions, and intend to defend them vigorously. Each Monterey Defendant expressly maintains that it has diligently and scrupulously complied with its legal duties. Discovery has not commenced and no trial date has been set in any of these actions. The parties do not expect any of these lawsuits to have an impact on the completion of the Offer or the Merger, however, even a meritless lawsuit may potentially delay consummation of the Offer and the Merger.

Additionally, on September 4, 2009, UTR, LLC, a bidder for the Company, filed an inspection action against the Company in Delaware Chancery Court, alleging that the Company failed to consider breaking itself into pieces as opposed to selling the entire enterprise, failed to explain how the Committee was constituted, failed to explain what the Company had done to investigate whether Mr. Tunstall, who sat on the Committee, was affiliated with another bidder. UTR, LLC v. Monterey Gourmet Foods, Inc., CA 4861-VCS (Del. Ch. filed Sept. 4, 2009). That action is proceeding. A trial date of January 6, 2010 has been scheduled for this action. The Company believes that the claims asserted in this action are wholly without merit, continues to deny that it has committed any violation of law of any kind or engaged in any wrongful acts alleged in this action, and intends to defend it vigorously.

Forward Looking Statements

The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. More information about the Company and risks related to the Company are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and its most recent filings with the Securities and Exchange Commission. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	First Amended Class Action Complaint, dated November 11, 2009, in Georg Thurmann, et al. v. Eric Eddings, et al., Case No. M101914.

99.2	Class Action Complaint, dated November 3, 2009, in Stephen Filtsch, Custodian FBO Stephen G. Filtsch, Jr. and Julie E. Filtsch v. Monterey Gourmet Foods, Inc., et al. Case No. M102250.

99.3	First Amended Class Action Complaint, dated November 25, 2009, in Senio Figliozzi v. Eric Eddings, et al., Case No. M102427.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY GOURMET FOODS, INC.

Date: December 1, 2009	By:	/S/ SCOTT S. WHEELER
Scott S. Wheeler
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amended Class Action Complaint, dated November 11, 2009, in Georg Thurmann, et al. v. Eric Eddings, et al., Case No. M101914.

99.2	Class Action Complaint, dated November 3, 2009, in Stephen Filtsch, Custodian FBO Stephen G. Filtsch, Jr. and Julie E. Filtsch v. Monterey Gourmet Foods, Inc., et al. Case No. M102250.

99.3	First Amended Class Action Complaint, dated November 25, 2009, in Senio Figliozzi v. Eric Eddings, et al., Case No. M102427.